CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-199901 of our report dated February 28, 2014, relating to the consolidated financial statements of Rocket Fuel Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Rocket Fuel Inc. for the year ended December 31, 2013, and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
San Jose, CA
November 14, 2014